UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015 (September 12, 2015)

State or Other Jurisdiction of Incorporation	Exact Name of Registrant as specified in its Charter, Address of Principal Executive Offices, Zip Code and Telephone Number (Including Area Code)	Commission File Number	IRS Employer Identification No.
Delaware	Solera Holdings, Inc. 7 Village Circle, Suite 100 Westlake, TX 76262 Telephone: (817) 961-2100	001-33461	26-1103816

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2015, Solera Holdings, Inc., a Delaware corporation (the “Company” or “Solera”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Summertime Holding Corp., a Delaware corporation (“Parent”), and Summertime Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Vista Equity Partners Fund V, L.P., a Delaware limited partnership (the “Sponsor” or “Vista”). The board of directors of the Company (the “Board”), following the receipt of the unanimous recommendation of a special committee of independent directors of the Board, unanimously approved the Merger Agreement.

The Merger

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights, (ii) shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and (iii) shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company, in each of cases (ii) and (iii) not held on behalf of third parties), will be canceled and converted into the right to receive cash in an amount equal to $55.85, without interest thereon (the “Per Share Merger Consideration”).

Consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger by the affirmative vote of holders of a majority of the outstanding shares of the Common Stock entitled to vote at a stockholders meeting (the “Company Shareholder Approval”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of certain other non-United States regulatory approvals required to consummate the Merger, and (iii) other customary closing conditions, including (a) the absence of any law or order prohibiting the Merger or the other transactions contemplated by the Merger Agreement, (b) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers) and (c) each party’s performance of its obligations and covenants contained in the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, covenants not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to allow the Board to exercise its fiduciary duties.

The Merger Agreement contains certain termination rights for both the Company and Parent, including, among others, if the transactions contemplated by the Merger Agreement are not consummated on or before March 15, 2016 or if the Company terminates the Merger Agreement in compliance with its terms in order to accept a superior proposal. Upon termination of the Merger Agreement under specified circumstances, the Company has agreed to pay Parent a termination fee of $114,400,000 and/or reimburse Parent’s expenses up to $5 million (which reimbursement shall reduce, on a dollar for dollar basis, any termination fee subsequently payable by the Company). Upon termination of the Merger Agreement under certain other specified circumstances, Parent will be required to pay the Company a termination fee equal to $228,750,000. The Sponsor has provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of Parent’s termination fee if such amount becomes payable under the Merger Agreement.

The representations, warranties and covenants of each of the Company, Parent and Merger Sub contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures by the parties or their subsidiaries. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the parties file with the SEC.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

Debt and Equity Commitments

Parent has obtained common equity, preferred equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Financing will consist of common equity committed by Parent and common equity, preferred equity and debt committed by third party financing sources.

The Sponsor has committed to capitalize Parent, at or immediately prior to the effective time of the Merger, with an aggregate common equity contribution in an amount of up to $1.2 billion, subject to the terms and conditions set forth in an equity funding commitment letter, dated as of September 13, 2015.

KSISH Investments, LLC (“KSISH”) has committed to purchase common and preferred equity in an aggregate amount of up to $1.3 billion (the “KSISH Equity”) for the transaction, on the terms and subject to the conditions set forth in a commitment letter dated as of September 13, 2015 (the “KSISH Commitment Letter”). The obligations of KSISH to purchase the KSISH Equity under the KSISH Commitment Letter are subject to a number of customary conditions, including, without limitation, receipt of required regulatory approvals and the issuance of debt on terms substantially consistent with the Debt Commitment Letter (as defined below). The KSISH Commitment Letter will terminate if the Merger Agreement is terminated or if the Merger is effected without the purchase of any of the KSISH Equity. In addition, if none of the KSISH Equity has been purchased by the earlier of March 22, 2016 and the date that the Debt Commitment Letter is terminated, then the KSISH Commitment Letter will be terminable by KSISH.

In addition, KSISH and Broad Street Principal Investments, L.L.C. (“BSPI”) (collectively, the “Preferred Equity Providers”) have committed to purchase preferred equity in an aggregate amount of up to $800 million for the transaction, on the terms and subject to the conditions set forth in a commitment letter dated as of September 13, 2015 (the “Preferred Equity Commitment Letter”). The obligations of the Preferred Equity Providers to purchase preferred equity under the Preferred Equity Commitment Letter are subject to a number of customary conditions, including, without limitation, receipt of required regulatory approvals and the issuance of debt on the terms substantially consistent with the Debt Commitment Letter. The Preferred Equity Commitment Letter will terminate if the Merger Agreement is terminated. In addition, the Preferred Equity Commitment Letter will terminate if the preferred equity has not been purchased by the earlier of March 22, 2016 and the date that the Debt Commitment Letter is terminated.

Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC (together, “Goldman Sachs”) have committed to provide debt financing for the transaction, consisting of a $300 million senior secured revolving credit facility and an aggregate of $3.93 billion in the form of a senior secured term loan facility and senior unsecured debt, each on the terms and subject to the conditions set forth in a commitment letter dated as of September 13, 2015 (the “Debt Commitment Letter”). The actual funded amounts of debt are subject to adjustment as necessary to comply with indebtedness limitations under the Company’s existing outstanding indebtedness, to the extent applicable. The obligations of Goldman Sachs to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Debt Commitment Letter. The Debt Commitment Letter will terminate on the earlier of March 22, 2016 (if the debt commitment has not been disbursed by that date) and the date that the Merger Agreement is terminated.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 12, 2015, the Board of the Company amended the Company’s Amended and Restated Bylaws (the “Bylaws”) by adding a new Section 11 to Article VI therein (the “Amendment”), which provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation (the “Certificate”) or the Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate or the Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware. The new provision further provides that any stockholder of the Company will be deemed to have consented to the provision.

The Bylaws, as amended, are filed as Exhibit 3.1 to this report and are incorporated by reference herein. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended.

Additional Information and Where to Find It

In connection with the Merger, Solera intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Solera will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting of stockholders relating to the Merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SOLERA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by Solera with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Solera via Solera’s Investor Relations section of its website at www.solera.com or by contacting Solera’s Investor Relations Department at (817) 961-2097.

This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. Solera and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Solera’s directors and executive officers is contained in Solera’s proxy statement dated October 6, 2014, previously filed with the SEC. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in Solera’s 2014 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement to be filed by Solera in connection with the Merger.

Cautions Regarding Forward Looking Statements

The document contains forward-looking statements, including statements about: the expected completion of the Merger (including the timing thereof) and the ability to consummate the Merger (including but not limited to the receipt of all required regulatory approvals); and the expected receipt of financing sufficient to consummate the Merger. These statements are based on our current expectations, estimates and assumptions, and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in the Merger and our business, including, without limitation: the risk that Solera stockholders do not approve the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the response by stockholders to the Merger; the failure to satisfy each of the conditions to the consummation of the Merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger on acceptable terms, or at all; the failure to obtain the necessary funding under the financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement; risks related to disruption of Solera management’s attention from Solera’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on Solera’s relationships with its customers, suppliers, operating results and business generally; the risk that any announcements relating to the Merger could have adverse effects on the market price of Solera’s common stock; the outcome of any legal proceedings related to the Merger; Solera’s ability to recognize expected benefits of the Merger; risks related to employee retention as a result of the Merger; the risk that the Merger will not be consummated within the expected time period or at all; our ability to successfully introduce new software and services (including but not limited to our risk and asset management platform and our Digital Garage software application); our dependence on a limited number of key personnel; risks associated with the uncertainty in and volatility of global economic conditions; effects of competition on our software and service pricing, as well as our business; rapid technology changes in our industries, which could affect customer decisions regarding the purchase of our software and services; risks associated with and possible negative consequences of acquisitions, joint ventures, divestitures and similar transactions, including regulatory matters; risks associated with operating a diversified business in multiple countries; our reliance on third-party products and data sources; our reliance on a limited number of customers for a substantial portion of our revenues; and effects of security breaches on our business and reputation. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K for the fiscal year ended June 30, 2015. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 13, 2015, by and among Solera Holdings, Inc., Summertime Holding Corp. and Summertime Acquisition Corp.

3.1	Amended and Restated Bylaws of the Company, as amended on September 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera Holdings, Inc.
(Registrant)

Date: September 16, 2015	/s/ JASON M. BRADY
Jason M. Brady Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 13, 2015, by and among Solera Holdings, Inc., Summertime Holding Corp. and Summertime Acquisition Corp.

3.1	Amended and Restated Bylaws of the Company, as amended on September 12, 2015